                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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    Date of Report (Date of Earliest Event Reported):  February 6, 2001

                            SUNBEAM CORPORATION
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           (Exact Name of Registrant as Specified in its Charter)


                                  DELAWARE
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               (State or Other Jurisdiction of Incorporation)


            1-000052                                    25-1638266
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   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

  2381 EXECUTIVE CENTER DRIVE, BOCA RATON, FL                 33431
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   (Address of Principal Executive Offices)                 (Zip Code)


                                212-912-4100
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On February 6, 2001, Sunbeam Corporation ("Sunbeam") and its domestic operating companies (the "Subsidiary Debtors" and together with Sunbeam, the "Debtors"), filed voluntary petitions (the "Petitions") with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The case number for the Sunbeam case is 01-40291(AJG) and the case numbers for the cases for the Subsidiary Debtors, which are being jointly administered, separate from the case for Sunbeam Corporation, are 01-40252(AJG) through 01-40290(AJG). The Debtors are managing their businesses and properties as debtors-in-possession.

         Pursuant to the plan of reorganization for Sunbeam filed by Sunbeam in the Bankruptcy Court on February 6, 2001, among other things, the claims of the lenders under Sunbeam's credit agreement dated March 30, 1998, as amended (the "Prepetition Credit Facility") will be converted into (i) $200,000,000 in new secured term debt of reorganized Sunbeam and $600,000,000 of new secured convertible debt of reorganized Sunbeam (collectively, the "New Secured Debt") and (ii) 100% of the outstanding common stock of reorganized Sunbeam, subject to management options. The plan of reorganization for the Sunbeam chapter 11 case provides for the discharge of, among other unsecured claims, the zero coupon debentures due 2018 issued by Sunbeam and the litigation for securities fraud and other litigation arising out of the events leading to the restatement of Sunbeam's financial statements and earnings projections made by prior management.

         Pursuant to the joint plan of reorganization for the Subsidiary Debtors filed by the Subsidiary Debtors in the Bankruptcy Court on February 6, 2001, among other things, (i) the Subsidiary Debtors that are guarantors under the Prepetition Credit Facility will become guarantors of the New Secured Debt issued pursuant to the plan of reorganization for Sunbeam Corporation, and will pledge their assets to secure such debt; (ii) all other secured creditors of the Subsidiary Debtors, if any, will be rendered unimpaired; (iv) all general unsecured creditors of the Subsidiary Debtors will be rendered unimpaired; and
(v) all equity interests in the Subsidiary Debtors, which are held by Sunbeam or other Debtors, will be rendered unimpaired.

         There can be no assurance that the plans will be confirmed in their present form or that the transactions contemplated thereby will be consummated.

         In conjunction with the filing of the Petitions, the lenders under the Prepetition Credit Facility have provided Sunbeam with $285 million of debtor-in- possession financing (the "DIP Facility"), which was used to repay loans outstanding under the supplemental revolver portion of the Prepetition Credit Facility, to finance working capital needs, to pay fees and expenses and pay any cash management losses of any lender under the Prepetition Credit Facility. The DIP Facility is secured by a lien on all property of the Debtors, with carveouts for the A/R Financing (defined and described below) and certain other limited carveouts. The Bankruptcy Court has granted interim approval for Sunbeam to utilize the DIP Facility up to $200 million.
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         In addition, The Coleman Company, Inc., Sunbeam Products, Inc., BRK
Brands, Inc., and Coleman Powermate, Inc., each a Subsidiary Debtor, have entered into a $200 million accounts receivable securitization program (the "A/R Financing") with GE Capital Corporation. The Bankruptcy Court has granted interim approval for such Subsidiary Debtors to utilize all $200 million of the A/R Financing.

(c) Exhibits

2.1      Plan of Reorganization dated February 6, 2001 for Sunbeam Corporation
2.2 Joint Plan of Reorganization dated February 6, 2001 for certain United States subsidiaries of Sunbeam Corporation
99.1     Press Release, dated February 6, 2001
99.2     Press Release dated February 6, 2001

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUNBEAM CORPORATION



                                       By:____________________________
                                          Name: Steven R. Isko
                                          Title: Senior Vice President


Date:     February ___, 2001


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                                  EXHIBIT INDEX



Exhibit No.        Description
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2.1                Plan of Reorganization dated February 6, 2001 for Sunbeam
                   Corporation
2.2                Joint Plan of Reorganization dated February 6, 2001 for
                   certain United States subsidiaries of Sunbeam Corporation
99.1               Press Release, dated February 6, 2001
99.2               Press Release dated February 6, 2001